EXHIBIT (b)

SECTION 906 CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code):

Each of the undersigned officers of WisdomTree Trust (the Trust), do hereby certify, to such officer’s knowledge, that:

(1)	the Trust’s report on Form N-CSR for the period ended September 30, 2010 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date:	December 7, 2010

By:	/s/ JONATHAN L. STEINBERG
Name:	Jonathan L. Steinberg
Title:	President

Date:	December 7, 2010

By:	/s/ AMIT MUNI
Name:	Amit Muni
Title:	Treasurer